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                                                                   Exhibit 10.23

                           [AMERICAN HEALTHWAYS LOGO]

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS STOCK OPTION AGREEMENT is made and entered into this <<DAY1ST>> day of <<MONTH>>, <<YEAR>>, by and between AMERICAN HEALTHWAYS, INC., a Delaware corporation (the "Corporation") including its subsidiary corporations, and
<<FIRST_NAME>> <<LAST_NAME>> (the "Colleague").

      WHEREAS, the Corporation desires to afford the Colleague an opportunity to purchase shares of Common Stock, $.001 par value per share ("Common Stock") of the Corporation, in accordance with the provisions of the American Healthways, Inc. 1996 Employee Stock Incentive Plan, as amended (the "Plan").

      NOW, THEREFORE, In consideration of the mutual covenants set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. GRANT OF OPTION. Corporation hereby grants to Colleague the option (the "Option"), exercisable in whole or in part to purchase <<TOTALSHARES>> shares of the Corporation's Common Stock, for a price of <<AMOUNTPERSHARE>> per share.

      2. OPTION PLAN. This Option is granted as a non-qualified stock option under the Plan, and is not intended to qualify as an incentive stock option, as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). This means that, at the time Colleague exercises all or any portion of this Option, Colleague will have taxable income equal to any positive difference between the market value of the Common Stock at the date of the exercise and the option exercise price paid for the Common Stock under this Option as shown in Section 1 of this Agreement.

      This Option is subject to the terms and conditions set forth in the Plan. In the event any of the provisions in this Agreement conflict with or are inconsistent with the provisions of the Plan, the provisions of the Plan shall be controlling.

      3. TIMING OF EXERCISE. Colleague may exercise this Option with respect to the percentage of shares set forth below from and after the dates specified below:

PERCENTAGE VESTED                    DATE OF VESTING                       OPTIONS EXERCISABLE
       100%                          <<MoDayYrPlus4>>                        <<TotalShares>>

This Option will expire ten (10) years from the date of grant of this Option.

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      4. MANNER OF EXERCISE. This Option shall be exercised by the Colleague (or other party entitled to exercise the Option under Section 5 of this Agreement) by delivering written notice to the Corporation stating the number of shares of Common Stock to be purchased, the person or persons in whose name the shares are to be registered and each such person's address and social security number. Such notice shall not be effective unless accompanied by the full purchase price for all shares so purchased. The purchase price shall be payable in cash and shall be calculated as the number of shares to be purchased times the option exercise price per share as shown in Section 1 of this Agreement. Payment in currency or by certified check, cashier's check or postal money order shall be considered payment in cash. The Corporation shall have the right to require the Colleague to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate for such shares.

      5. NONTRANSFERABILITY OF OPTION. This Option shall not be transferable by the Colleague otherwise than by will or by the laws of descent and distribution, and is exercisable during Colleague's lifetime only by the Colleague. The terms of this Option shall be binding on the executors, administrators, heirs and successors of the Colleague.

      6. TERMINATION OF EMPLOYMENT.

            (a) TERMINATION BY DEATH. If the Colleague's employment by the Corporation terminates by reason of death, this Option may thereafter be exercised, to the extent the Option was exercisable at the time of death, by the legal representative of the estate or by the legatee of the Colleague under the will of the Colleague, for a period of one year from the date of such death or until the expiration of the stated term of the Option, whichever period is the shorter.

            (b) TERMINATION BY REASON OF DISABILITY. If the Colleague's employment by the Corporation terminates by reason of Disability (as that term is defined under the Corporation's long-term disability insurance policy), this Option may thereafter be exercised by the Colleague, to the extent it was exercisable at the time of termination, for a period of three years from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter, provided, however, that if the Colleague dies within such three-year period, the Option shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of the Option, whichever period is shorter.

            (c) RETIREMENT. If the Colleague's employment by the Corporation terminates by reason of retirement as defined in the Plan, the shares subject to the Option granted hereunder not previously exercisable and vested shall become fully exercisable and vested upon the date of such termination of employment and this option may be exercised for a period of one year from the date of such termination of employment or until the expiration of the stated term of the Option, whichever period is shorter.

            (d) OTHER TERMINATION. If the Colleague's employment by the Corporation is involuntarily terminated for any reason other than Death, Disability, or Retirement, or if the

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Colleague voluntarily terminates employment, this Option shall thereupon terminate, except that this Option may be exercised by the Colleague, to the extent otherwise then exercisable, for a period of three months from the date of such termination of employment or the expiration of the Option's term, whichever period is the shorter if the involuntary termination is without Cause. If the Colleague's employment by the Company is terminated for Cause, this Option shall immediately terminate.

      7. RESTRICTIONS ON PURCHASE AND SALE OF SHARES. The Corporation shall be obligated to sell or issue shares pursuant to the exercise of this Option only in the event that the shares are at that time effectively registered or otherwise exempt from registration under the Securities Act of 1933, as amended ("the 1933 Act"). In the event that the shares are not registered under the 1933 Act, the Colleague hereby agrees that, as a further condition to the exercise of this Option, the Colleague (or his successor under Section 5 of this Agreement), if the Corporation so requests, will execute an agreement in form satisfactory to the Corporation in which the Colleague represents that he or she is purchasing the shares for investment purposes, and not with a view to resale or distribution. The Colleague further agrees that if the shares of Common Stock to be issued upon the exercise of this Option are not subject to an effective registration statement filed with the Securities and Exchange Commission pursuant to the requirements of the 1933 Act, such shares shall bear an appropriate restrictive legend.

      8. ADJUSTMENT. In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, the number of shares of Common Stock of the Corporation subject to this Option and the price per share of such shares may be adjusted by the Corporation as may be determined by the Compensation Committee of the Corporation's Board of Directors (the "Committee") pursuant to the Plan.

      9. CHANGE IN CONTROL. Upon a Change in Control, and if and to the extent so determined by the Committee or the Board upon a Potential Change in Control, the shares subject to the Option granted hereunder not previously exercisable and vested shall become fully exercisable and vested.

      10. NO RIGHTS UNTIL EXERCISE. The Colleague shall have no rights hereunder as a stockholder with respect to any shares subject to this Option until the date of the issuance of a stock certificate to him or her for such shares upon due exercise of this Option.

      11. CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETE. It is the interest of all Colleagues to protect and preserve the assets of the Corporation. In this regard, in consideration for granting this Option and as conditions of Colleagues' ability to exercise this option, Colleague acknowledges and agrees that:

            (a) CONFIDENTIALITY. In the course of Colleague's employment, Colleague will have access to trade secrets and other confidential information of the Corporation and its clients. Accordingly, Colleague agrees that, without the prior written consent of the Corporation, Colleague will not, other than in the normal conduct of the Corporation's business affairs, divulge, furnish, publish or use for personal benefit or for the direct or indirect benefit of any

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other person or business entity, whether or not for monetary gain, any trade secrets or confidential or proprietary information of the Corporation or its clients, including without limitation, any information relating to any business methods, marketing and business plans, financial data, systems, customers, suppliers, policies, procedures, techniques or research developed for the benefit of the Corporation or its clients. Proprietary information includes, but is not limited to, information developed by the Colleague for the Corporation while employed by the Corporation. The obligations of the Colleague under this paragraph will continue after the Colleague has left the employment of the Corporation. Colleague agrees that upon leaving the employment of the Corporation, Colleague will return to the Corporation all property and confidential information in the Colleague's possession and agrees not to copy or otherwise record in any way such information.

            (b) NON-SOLICITATION. While employed by the Corporation and for a period of two years thereafter, Colleague shall not, upon Colleague's own behalf or on behalf of any other person or entity, directly or indirectly,

            - hire or solicit to leave the employ of the Corporation any person employed by or under contract as an independent contractor to the Corporation; or

            - contact, solicit, entice away, or divert any disease management business from any person or entity who is a client or with whom the Corporation was engaged in discussions as a potential client within one year prior to the date of termination of Colleague.

            (c) While employed by Corporation and continuing during the period while any amounts are being paid to Colleague and for a period of 18 months thereafter, Colleague will not own or be employed by or assist anyone else in the conduct of any business (i) which is in competition with any business conducted by the Corporation or (ii) which Colleague knows the Corporation was actively evaluating for possible entry, in either case in the United States or in any other jurisdiction in which the Corporation is engaged in business or has been engaged in business during Colleague's employment by the Corporation, or in such jurisdictions where Colleague knows the Corporation is actively pursuing business opportunities at the time of Colleague's termination of employment with the Corporation; provided that ownership of five percent (5%) or less of the voting stock of any public corporation shall not constitute a violation hereof.

      In the event Colleague breaches any provisions of this Section 11, this Option shall immediately expire and may not be exercised, and the Corporation shall be entitled to seek other appropriate remedies it may have available to limit its damages from such breach

      12. AMENDMENT. The Committee may amend the terms of this Option, prospectively or retroactively, but, subject to Section 8 above, no such amendment shall impair the rights of the Colleague hereunder without the Colleague's consent.

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      13. NOTICES. All notices required to be given under this Option shall be deemed to be received if delivered or mailed as provided for herein, to the parties at the following addresses, or to such other address as either party may provide in writing from time to time.

      To the Corporation:

                                             American Healthways, Inc.
                                             3841 Green Hills Village Drive
                                             Nashville, Tennessee 37215

      To the Colleague:                      ___________________________________
      (colleague name and address)           ___________________________________
                                             ___________________________________

      14. SEVERABILITY. If any provision of this Agreement is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or the award of the Option, or would disqualify the Plan or the Option under any laws deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of the Plan and Option shall remain in full force and effect.

      15. GOVERNING LAW. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.

      16. RESOLUTION OF DISPUTES. Any dispute or disagreement which may arise under, or as a result of, or in any way related to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Optionee and the Corporation for all purposes.

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      IN WITNESS WHEREOF, the parties have caused the Stock Option Agreement to be duly executed as of the day and year first above written.

                                                    AMERICAN HEALTHWAYS, INC.:

                                                    Name: Ben R. Leedle, Jr.
                                                    Title: Chairman & CEO

                                                    COLLEAGUE:

                                                    ____________________________

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